Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

44-0201230
I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

David Massa
UMB BANK, NATIONAL ASSOCIATION
100 William Street, Suite 1850
New York, NY 10038
(646) 650-3790
(Name, address and telephone number of agent for service)

ENJOY S.A.
(Issuer with respect to the Securities)

Chile	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rosario Norte 555, 10th floor Las Condes – Santiago de Chile Chile
(Address of Principal Executive Offices)	(Zip Code)

Senior Secured Notes due 2027
 (Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
The Comptroller of the Currency
Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3.	Voting securities of the trustee.

Furnish the following information as to each class of voting securities of the trustee:

As of July 9, 2020:

Col. A	Col B
Title of Class	Amount Outstanding

Common Stock	48,022,499

Instruction. The term “voting security” is defined in Section 303(16) of the Act.

Item 4.	Trusteeships under other indentures.

If the trustee is a trustee under another indenture under which any other securities, or certificates or interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

(a)	Title of the securities outstanding under each such other indenture.

10.50% Senior Secured Notes due 2022 (the “Existing Senior Secured Notes”)

(b)
A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

The Senior Secured Notes due 2027 (“New Senior Secured Notes”) will be issued in exchange for the Existing Senior Secured Notes, and the Existing Senior Secured Notes and the claims of the holder(s) and beneficial owners thereunder shall be extinguished concurrently with such exchange, in each case pursuant to a Judicial Reorganization Plan pursuant to the laws of Chile. Such Plan and exchange will be subject to the oversight of a Chilean court and a U.S. Bankruptcy Court exercising the authority conferred by Chapter 15 of the U.S. Bankruptcy Code. 11 U.S.C. 1501, et seq. The duties of the Trustee relating to the New Senior Secured Notes will not conflict with its duties relating to the Existing Senior Secured Notes because the proposed exchange will be subject to court approval and both series will not be outstanding at the same time.

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any connection and state the nature of such condition.

None.

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

Furnish the following information as to the voting securities of trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:
As of June 30, 2020:

Col. A	Col. B	Col. C	Col. D

Name of Owner	Title of Class	Amount Owned Beneficially	Percent of Voting Securities Represented by Amount given in Col. C
NONE	N/A	N/A	N/A

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of such underwriter:
As of June 30, 2020:

Col. A	Col. B	Col. C	Col. D

Name of Owner	Title of Class	Amount Owned Beneficially	Percent of Voting Securities Represented by Amount given in Col. C
NONE	N/A	N/A	N/A

Item 8.	Securities of the obligor owned or held by the trustee.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:
As of June 30, 2020:

1.

Col. A	Col. B	Col. C	Col. D

Title of Class	Whether the Securities Are Voting or Nonvoting Securities	Amount Owned Beneficially or Held as Collateral Security for Obligations in Default	Percentage of Class Represented by Amount Given In Col. C

NONE	N/A	N/A	N/A

Item 9.	Securities of underwriters owned or held by the trustee.

If the trustee owned beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:
As of June 30, 2020:

Col. A	Col. B	Col. C	Col. D

Title of Issuer And Title of Class	Amount Outstanding	Amount Owned Beneficially or Held as Collateral Security for Obligations in Default by Trustee	Percentage of Class Represented by Amount Given in Col. C

NONE	N/A	N/A	N/A

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:
As of June 30, 2020:

Col. A	Col. B	Col. C	Col. D

Title of Issuer And Title of Class	Amount Outstanding	Amount Owned Beneficially or Hold as Collateral Security for Obligations in Default by Trustee	Percentage of Class Represented by Amount Given in Col. C

NONE	N/A	N/A	N/A

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person an of which are so owned or held by the trustee:
As of June 30, 2020:

Col. A	Col. B	Col. C	Col. D

Title of Issuer And Title of Class	Amount Outstanding	Amount Owned Beneficially or Hold as Collateral Security for Obligations in Default by Trustee	Percentage of Class Represented by Amount Given in Col. C

NONE	N/A	N/A	N/A

Item 12.	Indebtedness of the Obligor to the Trustee.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:
As of June 30, 2020:

Col. A	Col. B	Col. C
Nature of Indebtedness	Amount Outstanding	Date Due

NONE	N/A	N/A

Item 13. Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

Not Applicable (see Item 13(b))

(b)
If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

There has been a default with respect to one series of notes issued by Enjoy.  On May 16, 2017, Enjoy, as issuer, certain other Enjoy entities that are subsidiaries of the Foreign Debtor, Citibank, N.A., as trustee, and Lord Securities Corporation as collateral agent entered into that certain indenture governed by New York law, subsequently supplemented by that certain First Supplemental Indenture, dated as of May 30, 2017, (collectively, the “Indenture”), pursuant to which Enjoy issued the Existing Senior Secured Notes in an aggregate principal amount of $300 million. Pursuant to the Agreement of Resignation, Appointment and Acceptance, dated as of July 9, 2020, UMB Bank is the successor trustee under the Indenture.  Due to widespread protests in Chile which led to government-imposed curfews, along with the public health crisis of COVID-19 resulting in government-ordered closures of casinos and hotels, Enjoy did not make the interest payment under the Indenture that was due on May 16, 2020.  Pursuant to the Indenture, Enjoy’s default on making interest payments on the notes for 30 days or more constituted an event of default.

Item 14.	Affiliations with the Underwriters.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

None

Item 15.	Foreign Trustee.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified under the Act.

Not Applicable

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.
Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of March 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York, State of New York on the 10th of July, 2020.

By:	/s/ David Massa
David Massa
Senior Vice President

Exhibit 7

(See Attached)

Umb Bank, National Association - FDIC Certificate Number: 8273	Submitted to CDR on 04/30/2020 at 12:40 PM

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2020	FFIEC 041 Page 17 of 85 RC-1

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC—Balance Sheet
	Dollar Amounts in Thousands		RCON	Amount
	Assets
	1. Cash and balances due from depository institutions (from Schedule RC-A):
			0081	346,365	1.a.
	a. Noninterest-bearing balances and currency and coin (1)
	b. Interest-bearing balances (2)		0071	1,208,929	1.b.
	2. Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A) (3)		JJ34	1,110,925	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)		1773	7,638,715	2.b.
	c. Equity securities with readily determinable fair values not held for trading (4)		JA22	107	2.c.
	3. Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold		B987	0	3.a.
	b. Securities purchased under agreements to resell (5,6)		B989	784,750	3.b.
	4. Loans and lease financing receivables (from Schedule RC-C):
			5369	9,585	4.a.
	a. Loans and leases held for sale
b. Loans and leases held for investment c. LESS: Allowance for loan and lease losses (7)	B528	13,949,670			4.b. 4.c.
	3123	187,911
	d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)		B529	13,761,759	4.d.
	5. Trading assets (from Schedule RC-D)		3545	54,330	5.
	6. Premises and fixed assets (including capitalized leases)		2145	227,282	6.
	7. Other real estate owned (from Schedule RC-M)		2150	2,883	7.
	8. Investments in unconsolidated subsidiaries and associated companies		2130	0	8.
	9. Direct and indirect investments in real estate ventures		3656	0	9.
	10. Intangible assets (from Schedule RC-M)		2143	129,754	10.
	11. Other assets (from Schedule RC-F) (6)		2160	875,713	11.
	12. Total assets (sum of items 1 through 11)		2170	26,151,097	12.
	Liabilities
	13. Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200	21,289,982	13.a.
(1) Noninterest-bearing (8)	6631	7,393,093			13.a.1. 13.a.2.
	6636	13,896,889
(2) Interest-bearing
	b. Not applicable
	14. Federal funds purchased and securities sold under agreements to repurchase:
	a. Federal funds purchased (9)		B993	23,060	14.a.
	b. Securities sold under agreements to repurchase (10)		B995	1,867,857	14.b.
	15. Trading liabilities (from Schedule RC-D)		3548	0	15.
	16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)		3190	50,914	16.
	17. and 18. Not applicable
	19. Subordinated notes and debentures (11)		3200	0	19.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]
Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.

[4]
Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

[5]	Includes all securities resale agreements, regardless of maturity.
[6]	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
[7]	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
[8]	Includes noninterest-bearing, demand, time, and savings deposits.
[9]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[10]	Includes all securities repurchase agreements, regardless of maturity.
[11]	Includes limited-life preferred stock and related surplus.

Reporting Period: March 31, 2020	April 30, 2020 2:07 PM

Umb Bank, National Association - FDIC Certificate Number: 8273	Submitted to CDR on 04/30/2020 at 12:40 PM

Schedule RC—Continued	FFIEC 041 Page 18 of 85 RC-2

Dollar Amounts in Thousands	RCON	Amount
Liabilities—continued
20. Other liabilities (from Schedule RC-G)	2930	452,792	20.
21. Total liabilities (sum of items 13 through 20)	2948	23,684,605	21.
22. Not applicable

Equity Capital
Bank Equity Capital
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	21,250	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	749,822	25.
26. a. Retained earnings	3632	1,463,981	26.a.
b. Accumulated other comprehensive income (1)	B530	231,439	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	2,466,492	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	2,466,492	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	26,151,097	29.

Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external	RCON	Number
auditors as of any date during 2019	6724	2a	M.1.

1a =   An integrated audit of the reporting institution’s financial state- ments and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution
1b =   An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution
2a =   An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal con-trol over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)
2b =   An audit of the reporting institution’s parent holding com-pany’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits  a report on the consolidated holding company (but not on the institution separately)
3 =  This number is not to be used
4 =  Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)
5 =  Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority)
6 =  Review of the bank’s financial statements by external auditors
7 =  Compilation of the bank’s financial statements by external auditors
8 =  Other audit procedures (excluding tax preparation work)
9 =  No external audit work

To be reported with the March Report of Condition.	RCON	Date
2. Bank’s fiscal year-end date (report the date in MMDD format)	8678	12/31	M.2.

[1]
Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.

[2]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: March 31, 2020	April 30, 2020 2:07 PM